Exhibit 10.27.1

[Letterhead of State Street Bank and Trust Company]

ACKNOWLEDGMENT OF ASSIGNMENT

November 2, 2004

Amy Morse, CFA

Wellington Management Company, LLP

75 State Street

Boston, MA 02109

Re:	Investment Advisor Agreement, dated October 26, 2004 between State Street Bank and Trust Company and Wellington Management Company, LLP relating to the American Bar Association Members/State Street Collective Trust (“Trust”)

Ladies and Gentlemen:

This is to notify you that effective December 1, 2004, State Street Bank and Trust Company (“State Street”) will be replaced as trustee of the Trust by State Street Bank and Trust Company of New Hampshire, a New Hampshire Trust Company and wholly-owned subsidiary of State Street (“State Street Trust Company”).

In connection with the appointment of State Street Trust Company as trustee of the Trust, State Street hereby assigns its rights under the Investment Advisor Agreement to State Street Trust Company, and State Street Trust Company agrees to assume all of such rights and all obligations under the Investment Advisor Agreement as of a effective date.

By countersigning this letter below and returning it to us, you acknowledge and agree to such assignment and that State Street Trust Company will be deemed your counterparty for all purposes under the Investment Advisory Agreement effective as of December 1, 2004.

Sincerely,

State Street Bank and Trust Company		State Street Bank and Trust Company of New Hampshire

By:	/s/ Beth Halberstadt	By:	/s/ Gary Jenkins
Name:	Beth Halberstadt	Name:	Gary Jenkins
Title:	Vice President	Title:	Director

Wellington Management Company, LLP

By:	/s/ Diane C. Nordin
Name:	Diane C. Nordin
Title:	Senior Vice President